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                                         Exhibit 5.1(a)(includes Exhibit 23.1)

                         [LETTERHEAD OF BROWN & WOOD LLP]

                                         January 12, 1999

American Honda Receivables Corp.
700 Van Ness Avenue
Torrance, CA  90501

                           Re:      American Honda Receivables Corp.
                                    Registration Statement on Form S-3
                                    -----------------------------------

Ladies and Gentlemen:

       We have acted as special counsel for American Honda Receivables Corp., a California corporation (the "Seller"), in connection with the filing by Seller of a registration statement on Form S-3 (such registration statement, together with the exhibits and amendments thereto, the "Registration Statement") with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Act"), for the registration under the Act of the Asset-Backed Notes (the "Notes") of the Honda Auto Receivables 1999-1 Owner Trust (the "Trust") formed under the Delaware Business Trust Act (the "Delaware Act"). The Notes will be issued by the Trust pursuant to an Indenture (the "Indenture") between the Trust and an Indenture Trustee. The Notes will be sold pursuant to an underwriting agreement (the "Underwriting Agreement") to be entered into by the Seller and American Honda Finance Corporation with the several underwriters or their representative to be named therein (the "Underwriters").

       We have examined and relied upon the Registration Statement, including all documents incorporated therein by reference. We have also examined and considered executed originals or counterparts, or certified or other copies of such certificates, instruments, documents and other corporate records of the Seller and matters of fact and law as we have deemed necessary for the purposes of the opinion expressed below.

       In our examination we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified or photostatic copies and the authenticity of the originals of such documents. As to any facts material to the opinions expressed herein which were not independently established or verified, we have relied upon statements and representations of officers and other representatives of the Seller and others.

       Based on and subject to the foregoing, we are of the opinion that when the Notes have been duly executed, authenticated and delivered in accordance with the Indenture and sold by the Seller and paid for by the Underwriters in accordance with the Underwriting Agreement and in

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American Honda Receivables Corp.
January 12, 1999
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the manner described in the Registration Statement, the Notes will be legally issued, fully paid and nonassessable and will be valid and legally binding obligations of the Trust, subject to bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors' rights generally and to general principles of equity (regardless of whether enforceability is sought in a proceeding in equity or at law).

       In rendering the foregoing opinions, we express no opinion as to the laws of any jurisdiction other than the laws of the States of New York and California (excluding choice of law principles therein) and the federal laws of the United States of America. As to matters relating to the Trust under Delaware law, we have relied on the opinion of Richards, Layton & Finger, P.A., addressed to you of even date herewith.

       We hereby consent to the filing of this letter as an exhibit to the Registration Statement and to a reference to this firm under the heading "Legal Matters" in the Prospectus forming a part of the Registration Statement, without implying or admitting that we are "experts" within the meaning of the Act or the Rules and Regulations of the Commission issued thereunder, with respect to any part of the Registration Statement, including this exhibit.

                                         Very truly yours,

                                         /s/ Brown & Wood LLP

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